EXHIBIT 10(d)

GUARANTY CONFIRMATION AGREEMENT

AGREEMENT, dated as of April 30, 2002, by and between T. F. CUSHING, INC. and AVEST, INC. (each a “Guarantor” and collectively the “Guarantors”) and FLEET CAPITAL CORPORATION (the “Lender”).

R E C I T A L S

Each Guarantor executed and delivered to Fleet National Bank (the “Bank”) a Guaranty Agreement, dated as of July 9, 1997 (each, a “Guaranty”) pursuant to which each Guarantor absolutely and unconditionally guaranteed to the Bank the full and prompt payment and performance when due of the “Guaranteed Obligations” of ASTREX INC. (the “Borrower”) to the Bank, all as set forth in more detail therein.  On or about August 31, 1998, the Bank, T. F. Cushing, Inc. and the Borrower entered into a certain Amendment No. 1 to Credit and Security Agreement, dated as of August 31, 1998 (“Amendment No. 1”), and each Guarantor executed and delivered a Guaranty Confirmation Agreement dated as of August 31, 1998 in connection therewith.  On or about December 18, 1998, the Bank, T. F. Cushing, Inc. and the Borrower entered into a certain Amendment No. 2 to Credit and Security Agreement, dated as of December 18, 1998  (“Amendment No. 2”), and each Guarantor executed and delivered a Guaranty Confirmation Agreement dated as of December 18, 1998 in connection therewith. On or about May 14, 1999, the Bank, T. F. Cushing, Inc. and the Borrower entered into a certain Amendment No. 3 to Credit and Security Agreement, dated as of May 14, 1999  (“Amendment No. 3”), and each Guarantor executed and delivered a Guaranty Confirmation Agreement (With Modifications) dated as of May 14, 1999 in connection therewith.  The Bank has assigned its rights with respect to the Guaranteed Obligations to the Lender, and the Lender, the Guarantors, and the Borrower now desire to enter into a certain Amendment No. 4 to Credit and Security Agreement dated of even or substantially even date herewith (“Amendment No. 4”).

Each Guarantor shall derive substantial benefits, financial and otherwise, from the execution and delivery of such Amendment No. 4 and any agreement or instrument executed in connection therewith (including without limitation any and all amended and restated revolving credit notes and any and all term loan notes).

The Lender is only willing to enter into such Amendment No. 4  if, among other things, each Guarantor executes and delivers this Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, and to induce the granting of any further credit by the Lender to the Borrower, the parties hereto hereby agree as follows:

1.             Each Guarantor hereby represents, warrants, confirms and covenants to the Lender that (i) its Guaranty (and any related mortgage) remains in full force and effect, (ii) its Guaranty (and any related mortgage) remains the legal, valid and binding obligation of such

Guarantor, enforceable in accordance with its terms, (iii) such Guarantor has no claims, counterclaims, defenses or offsets against the Lender, whether relating to its Guaranty (or any mortgage) or otherwise and (iv) pursuant to the provisions of the Guaranty of such Guarantor, the obligations of the Borrower guaranteed by the Guarantor pursuant to the Guaranty include without limitation, for the avoidance of any doubt, all principal, interest, costs and expenses (including attorneys’ fees) under the Notes and any and all obligations under any swap or hedging agreements.  Pursuant to the applicable terms and provisions of each Guaranty, neither the modifications set forth or to be set forth in said Amendment No. 1, Amendment No. 2, Amendment No. 3 or Amendment No. 4 (or in any other agreement or instrument) shall impair the obligations of each Guarantor under its Guaranty.

2.             Each of the Guarantors acknowledges to the Lender that the Guaranteed Obligations include (without limitation) any and all Letter of Credit Obligations (as defined in Amendment No. 4).

3.             The execution and delivery of this Agreement (or any other confirmation (past, present or future)) shall not be construed or interpreted to create a custom or course of dealing or performance (or any duty or obligation) pursuant to which the Lender is required to obtain a confirmation or consent from the Guarantor, or to notify the Guarantor, with respect to any modification or other event or circumstance.  No such consent or confirmation or notice shall be necessary in connection with any such modification or other event or circumstance in order to keep the obligations of each Guarantor under its Guaranty in full force and effect, said obligations being unconditional as set forth therein.

4.             No amendment, waiver or other modification of this Agreement shall be effective against a party hereto unless set forth in writing signed by such party.  This Agreement may be executed in counterparts.

5.             This Agreement shall (i) be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and (ii) shall be governed by and construed in accordance with the internal laws of the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

T.F. CUSHING, INC.

By:	/s/	Michael McGuire
Michael McGuire
President

AVEST, INC.

By:	/s/	Michael McGuire
Michael McGuire
President

FLEET CAPITAL CORPORATION

By:	/s/	Mary G. Murphy
Mary G. Murphy
Vice President